EXHIBIT 99.1


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CELLULAR COMMUNICATIONS
                              OF PUERTO RICO, INC.

                   ___________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
                   ___________________________________________


     Cellular Communications of Puerto Rico, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

     FIRST: The name of the corporation is CCPR, Inc. (hereinafter the "Corporation").

     SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 28th day of August, 1998.


                                              CELLULAR COMMUNICATIONS OF
                                              PUERTO RICO, INC.


                                              By: /s/ Richard J. Lubasch
                                              ---------------------------------
                                              Name:   Richard J. Lubasch
                                              Title:  Senior Vice President